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                                                                    Exhibit 23.1


                           Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 on Form S-3 (No. 333-58958) and the related Prospectus of National Processing, Inc. for the registration of 60,000 shares of its common stock and to the incorporation by reference therein of our report dated January 22, 2001, with respect to the consolidated financial statements of National Processing, Inc. included in its Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchanges Commission.

                                                         /s/Ernst & Young LLP
Cleveland, Ohio
December 10, 2001